                            SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-8(a)(2))

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Section 240.14a-11(o) or
     Section 240.14a-12

                         ALBANY INTERNATIONAL CORP.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-8(i)(1), 14a-8(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-8(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-8(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

     5)  Total fee paid:

         ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

     1)  Amount Previously Paid:

         ----------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------

     3)  Filing Party:

         ----------------------------------------------------------------------

     4)  Date Filed:

         ----------------------------------------------------------------------

                                                                  March 31, 1995

To the Stockholders of Albany International Corp.:

    You are cordially invited to attend the 1995 Annual Meeting of Stockholders of Albany International Corp. which will be held at the Company's headquarters, 1373 Broadway, Albany, New York at 4:00 p.m. on Thursday, May 18, 1995. Please join us immediately after the Annual Meeting to meet the Directors for a celebration of the centennial of the Company. Refreshments will be served.

    If you plan to attend the meeting and celebration, please so indicate on the enclosed reply card so that we can make the necessary arrangements. The reply card and your completed proxy should be mailed separately. (An addressed, postage-prepaid envelope is enclosed for your return of the proxy.)

    Information about the meeting, including a description of the various matters on which the stockholders will act, will be found in the formal Notice of Annual Meeting and in the Proxy Statement which is attached. The Annual Report for the fiscal year ended December 31, 1994 is being mailed to you with these materials.

Sincerely yours,

J. SPENCER STANDISH                                FRANCIS L. McKONE
 CHAIRMAN OF THE BOARD                   PRESIDENT AND CHIEF EXECUTIVE OFFICER

                           ALBANY INTERNATIONAL CORP.
                        1373 BROADWAY, ALBANY, NEW YORK
            MAILING ADDRESS: P. O. BOX 1907, ALBANY, NEW YORK 12201

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 1995

    The Annual Meeting of Stockholders of Albany International Corp. will be held at the Company's headquarters, 1373 Broadway, Albany, New York, on Thursday, May 18, 1995 at 4:00 p.m., Eastern Time, for the following purposes:

         1. To elect eight Directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

         2. To consider and take action on a proposal to approve amendment of the Albany International Corp. 1988 Stock Option Plan to permit options having a term of twenty years.

         3. To consider and take action on a stockholder proposal to limit employee compensation and stock options if the dividend on Common Stock is reduced.

         4. To consider and take action on a proposal to elect Coopers & Lybrand as auditors for the Company for 1995.

         5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on March 20, 1995 will be entitled to vote at the Annual Meeting of Stockholders or any adjournment or adjournments thereof.

    Whether or not you plan to be present at the Annual Meeting, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY to ensure that your shares are voted. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                                                   CHARLES B. BUCHANAN
                                                        SECRETARY

March 31, 1995

                                PROXY STATEMENT

    This proxy statement is furnished in connection with the solicitation by the Board of Directors of Albany International Corp. ("the Company"), 1373 Broadway, Albany, New York (P.O. Box 1907, Albany, New York 12201), of proxies in the accompanying form for use at the Annual Meeting of Stockholders to be held on May 18, 1995 and at any adjournment or adjournments thereof. Each properly executed proxy in such form received prior to the Annual Meeting will be voted with respect to all shares represented thereby and will be voted in accordance with the specifications, if any, made thereon. If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. If a stockholder is a participant in the Company's Dividend Reinvestment Plan, the Albany International Corp. Prosperity Plus 401(k) Plan or the Albany International Corp. Prosperity Plus ESOP, a properly executed proxy will also serve as voting instructions with respect to shares in the stockholder's account in such plans. A proxy may be revoked at any time prior to the voting thereof. This proxy statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about March 31, 1995.

    The only persons entitled to vote at the Annual Meeting and any adjournment or adjournments thereof are (1) holders of record at the close of business on March 20, 1995 of the 24,463,868 shares of the Company's Class A Common Stock outstanding on such date and (2) holders of record at the close of business on March 20, 1995 of the 5,633,427 shares of the Company's Class B Common Stock outstanding on such date. Each share of Class A Common Stock is entitled to one vote on each matter to be voted upon. Each share of Class B Common Stock is entitled to ten votes on each matter to be voted upon.

    Under the by-laws of the Company, the presence, in person or by proxy, of shares having a majority of the total number of votes entitled to be cast at the meeting is necessary to constitute a quorum. Under Delaware law, if a quorum is present, a plurality of the votes entitled to be cast at the meeting by the shares present in person or by proxy is required for the election of directors and a majority of the votes entitled to be cast at the meeting by the shares present in person or by proxy is required for the election of the auditors, approval of the proposal with respect to the 1988 Stock Option Plan and approval of the stockholder proposal. Shares present at the meeting in person or by proxy and entitled to vote which abstain or fail to vote on any matter will be counted as present and entitled to vote but such abstention or failure to vote will not be counted as an affirmative or negative vote. Broker non-votes will be treated as shares present at the meeting which are entitled to vote but which fail to do so. In the case of the election of auditors, the proposal with respect to the 1988 Stock Option Plan and the stockholder proposal, an abstention or failure to vote will have the same effect as a negative vote, whether or not this effect is intended.

                             ELECTION OF DIRECTORS

    Eight members of the Board of Directors will be elected to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Unless otherwise specified on the proxy, the shares represented by a proxy in the accompanying form will be voted for the election of the eight nominees listed below, all of whom are presently serving as directors. If any nominee should be unavailable to serve, which event is not anticipated, the shares will be voted for a substitute nominee proposed by the Board of Directors, unless the Board reduces the number of Directors.

                  J. SPENCER STANDISH joined the Company in 1952. He has been a  Director of the Company since 1958. He has served as Chairman of the Board since
   [PHOTO]        1984,  Vice Chairman from  1976 to 1984,  Executive Vice President from
                  1974 to 1976 and Vice President from 1972 to 1974. He is a Director  of
                  Berkshire  Life  Insurance  Company.  He  is  President  of  the  State
                  University at  Albany Foundation,  a  Trustee of  Siena College  and  a
                  director  of the  United Way of  Northeastern N.Y.,  the Capital Region
                  Technology Development Council, and the Center for Economic Growth. Age
                  69.

                  FRANCIS L. McKONE joined the Company in 1964. He has been a Director of the Company  since  1983.  He  has  served  as  President  since  1984,
   [PHOTO]        Executive  Vice President from 1983 to 1984, Group Vice President-Paper
                  Making Products Group  from 1979  to 1983, and  prior to  1979 as  Vice
                  President  of the Company and Division President-Paper Making Products,
                  U.S. He is a member of  the Paper Industry Management Association,  the
                  Technical Association of the Pulp and Paper Industry, the Canadian Pulp
                  and  Paper  Association  and  the  Board  of  Overseers  of  Rensselaer
                  Polytechnic Institute School of Management. Age 60.

                  THOMAS R. BEECHER, JR. has been  a Director of the Company since  1969.
                  He  has  been  President  of  Beecher  Securities  Corporation, venture
   [PHOTO]        capital investments, since 1979.  He is Chairman of  the Board of  Rand
                  Capital  Corporation and  a Director of  Fleet Bank of  New York, Fleet
                  Trust Company  and  Beecher  Securities Corporation.  He  is  a  Regent
                  Emeritus  of Canisius College,  a Trustee of  the LeBrun Foundation and
                  Chairman of the Board of General Care Corporation. Age 59.

                  CHARLES B.  BUCHANAN joined  the Company  in 1957.  He has  served  the
                  Company as a Director since 1969 and Vice President and Secretary since
   [PHOTO]        1980.  He is a  Director of Fox Valley  Corporation and CMP Industries,
                  Inc., a  Trustee of  Skidmore  College and  Albany Medical  Center  and
                  co-chairman of the Capital Region School and Business Alliance. Age 63.

                  PAUL  BANCROFT III has been a Director of the Company since 1983. He is an independent venture capitalist. He was President and Chief Executive
   [PHOTO]        Officer  of  Bessemer  Securities  Corporation,  a  private  investment company,  from  1976 through  January 1988,  and  a consultant  to that corporation from January 1988 until January 1992. He is also a Director of Western Atlas, Inc., Measurex Corporation, Scudder Development Fund,
                  Scudder Equity Trust, Scudder International Fund, Scudder Global  Fund,
                  Scudder New Asia Fund, Inc. and Scudder New Europe Fund. Age 65.

                  ALLAN  STENSHAMN has been  a Director of the  Company since 1983. Since
                  1976 he has been a partner in the law firm Lagerlof & Leman (previously
   [PHOTO]        Advokatfirman  Lagerlof)  in  Stockholm,  Sweden,  which,  among  other activities,  provides  legal services  to  Swedish subsidiaries  of the
                  Company. He is the Chairman of the Board and a director of five Swedish subsidiaries of the Company:  Albany Nordiskafilt AB; Nordiskafilt  AB;
                  Nordiska Maskinfilt AB; Nomafa AB; and Dewa Consulting AB. In addition, he  holds directorships in  11 Swedish subsidiaries  of U.S. companies,
                  including   CPC   International,   Inc.,   General   Electric   Capital
                  Corporation,  Mars Inc.,  Merck &  Co., Philip  Morris Inc.,  and Texas
                  Instruments, Inc. Age 61.

                  STANLEY I. LANDGRAF has been a  Director of the Company since 1987.  He
                  served   as  Chief   Executive  Officer   of  Mohasco   Corporation,  a
   [PHOTO]        manufacturer of interior furnishings, from 1978 to 1983 and as Chairman of the  Board from  1980 until  his retirement  in 1985.  He served  as
                  Acting President of Rensselaer Polytechnic Institute from 1987 to 1988.
                  He  is a Director of Elenel Corp. and Mechanical Technology, Inc. and a
                  Trustee of  Victory Funds  (mutual  funds) and  Rensselaer  Polytechnic
                  Institute. Age 69.

                  BARBARA  P. WRIGHT has been a Director of the Company since 1989. Since
                  1985 she has  been a partner  in the  law firm of  Finch, Montgomery  &
   [PHOTO]        Wright, which is located in Palo Alto, California. She is a Director of
                  Castilleja   School  and  Uncle  Henry's  Fantastic  Toy  Factory,  and
                  Secretary of several nonprofit charitable organizations, including  The
                  David  and  Lucile Packard  Foundation  and The  Monterey  Bay Aquarium
                  Foundation. Age 48.

SHARE OWNERSHIP

    As of March 20, 1995, shares of capital stock of the Company were beneficially owned by each of the directors, the named officers and all directors and officers as a group, as follows:

                                                                                         PERCENT
                                            SHARES OF     PERCENT OF      SHARES OF        OF
                                             CLASS A      OUTSTANDING      CLASS B      OUTSTANDING
                                          COMMON STOCK      CLASS A     COMMON STOCK     CLASS B
                                          BENEFICIALLY      COMMON      BENEFICIALLY     COMMON
                                            OWNED (A)        STOCK          OWNED         STOCK
                                          -------------   -----------   -------------   ---------
J. Spencer Standish.....................   5,120,860(b)       17.31%       4,854,860 (c)   86.18  %
Francis L. McKone.......................     359,200(d)         1.45%        1,000(e)      (f)
Thomas R. Beecher, Jr...................     470,600(g)         1.89%      470,400(h)       8.35%
Charles B. Buchanan.....................     173,304(i)       (f)            --            --
Paul Bancroft III.......................       4,800          (f)            --            --
Allan Stenshamn.........................       4,000          (f)            --            --
Stanley I. Landgraf.....................      15,000          (f)            --            --
Barbara P. Wright.......................      52,895(j)       (f)            --            --
Michael C. Nahl.........................     225,705(k)       (f)            1,000         (f)
Frank R. Schmeler.......................     149,040(l)       (f)            --            --
Manfred F. Kincaid......................     181,320(m)       (f)            --            --
All officers and directors as a group
 (20 persons including those named
 above).................................   6,943,098           22.44%    5,345,324         94.89%

------------------------
(a) Since shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a one-for-one basis, they are reflected in the above table both as Class B shares beneficially owned and as Class A shares beneficially owned.

(b) Includes (i) 266,000 shares issuable upon exercise of options exercisable currently or within 60 days and (ii) 4,854,860 shares issuable upon conversion of an equal number of shares of Class B Common Stock. The nature of Mr. Standish's beneficial ownership of the Class B Shares is described in note (c) below.

(c) Includes (i) 3,200,000 shares held by J.S. Standish Company, a corporation of which he is a director and as to which he holds the power to elect all of the directors and (ii) 1,654,860 shares held by three trusts as to each of which he has sole voting and investment power. Does not include 126,000 shares of Class B Common Stock owned outright by his son, John C. Standish, or 126,000 shares of Class B Common Stock owned outright by his daughter, Christine L. Standish, as to which shares J. Spencer Standish disclaims beneficial ownership.

(d) Includes 76,200 shares owned outright, (ii) 282,000 shares issuable upon exercise of options exercisable currently or within 60 days and (iii) 1,000 shares issuable upon conversion of an equal number of shares of Class B Common Stock. Does not include 10,000 shares owned outright by his spouse, as to which shares he disclaims beneficial ownership.

(e) Includes 1,000 shares owned outright. Does not include 3,200,000 shares held by J.S. Standish Company, of which he is a director.

(f)  Ownership is less than 1%.

(g) Includes (i) 200 shares owned outright and (ii) 470,400 shares issuable upon conversion of an equal number of shares of Class B Common Stock. The nature of Mr. Beecher's ownership of Class B shares is described in note
     (h) below. Does not include 100 shares owned by his spouse or 100 shares owned by an adult daughter, as to which shares he disclaims beneficial ownership.

(h) Includes (i) 235,200 shares held by a trust for the sole benefit of John C. Standish (son of J. Spencer Standish) and (ii) 235,200 shares held by a trust for the sole benefit of Christine L.

     Standish (daughter of J. Spencer Standish). Mr. Beecher is the sole trustee of such trusts with sole voting and investment power. Does not include
     3,200,000 shares held by J.S. Standish Company, of which he is a director.

(i) Includes (i) 140,496 shares owned outright, (ii) 15,000 shares issuable upon exercise of options exercisable currently or within 60 days and (iii)
     17,808 shares held by a trust of which he is the sole trustee with sole voting and investment power and of which his wife is a beneficiary. Does not include 15,000 shares held by a trust of which Mr. Buchanan is a beneficiary. Mr. Buchanan has no voting or dispositive power as to such trust and disclaims beneficial ownership of such shares. Also does not include 21,240 shares owned outright by his spouse, as to which shares he disclaims beneficial ownership.

(j) Includes (i) 52,895 shares owned outright as community property with her spouse. Does not include (i) 753,904 shares held in various trusts of which she is a beneficiary but in regard to which she has no voting or investment power or (ii) 200 shares held by a trust for the benefit of her son, as to which shares she has no voting or investment power and disclaims beneficial ownership.

(k) Includes (i) 250 shares owned outright, (ii) 220,000 shares issuable upon exercise of options exercisable currently or within 60 days, (iii) 1,000 shares issuable upon conversion of an equal number of shares of Class B
     Common Stock and (iv) 4,455 shares issuable upon conversion of $117,000 aggregate principal amount of the Company's 5.25% Convertible Subordinated
     Debentures Due 2002, held by a trust for the benefit of his mother, for which Mr. Nahl is the trustee.

(l) Includes (i) 33,040 shares owned outright and (ii) 116,000 shares issuable upon exercise of options exercisable currently or within 60 days.

(m) Includes (i) 40,320 shares owned outright and (ii) 141,000 shares issuable upon exercise of options exercisable currently or within 60 days.

Each of the individuals named in the preceding table has sole voting and investment power over shares listed as beneficially owned, except as indicated.

    The following persons have informed the Company that they are the "beneficial owners" (as defined by the rules of the Securities and Exchange Commission) of more than five percent of the Company's outstanding shares of Class A Common Stock:

                                                                PERCENT
                                                                  OF
                                              SHARES OF        OUTSTANDING
                                          COMPANY'S CLASS A     CLASS A
                                             COMMON STOCK       COMMON
NAME(S) (A)                               BENEFICIALLY OWNED     STOCK
----------------------------------------  ------------------   ---------
J. Spencer Standish.....................       5,120,860(b)      17.31%
J. S. Standish Company (c)..............       3,200,000(d)       11.57%
T. Rowe Price Associates, Inc...........       2,205,600(e)        9.02%
Bruce B. Purdy..........................       1,833,090(f)        7.49%
New England Investment Companies,
 L.P....................................       1,434,700(g)        5.86%
Mellon Bank Corporation.................       1,398,427(h)        5.72%
Norwest Corporation.....................       1,267,100(i)        5.18%
Marshall & Ilsley Corporation...........       1,266,988(j)        5.18%

------------------------
(a) Addresses of the beneficial owners listed in the above table are as follows: J. Spencer Standish, c/o Albany International Corp., P.O. Box 1907, Albany, New York 12201; J. S. Standish Company, c/o J. Spencer Standish, Albany International Corp., P.O. Box 1907, Albany, New York 12201; T. Rowe Price Associates, Inc., 100 East Pratt Street, Baltimore, Maryland 21202; Bruce B. Purdy, P.O. Box 7818, Incline Village, Nevada 89450; New England Investment Companies, L.P., 100 Park

     Avenue,  New York, New York 10017; Mellon Bank Corporation, One Mellon Bank
     Center,  Pittsburgh,  Pennsylvania  15258;  Norwest  Corporation,   Norwest
     Center,   Sixth  and  Marquette,  Minneapolis,  Minnesota  55479-1026;  and
     Marshall & Ilsley  Corporation, 770 N.  Water Street, Milwaukee,  Wisconsin
     53202.

(b)  The nature of Mr. Standish's ownership of these shares is described in note
     (b) on page 6 of this proxy statement.

(c) J. S. Standish Company is a corporation as to which J. Spencer Standish holds the power to elect all of the directors. Current directors of J. S.
     Standish  Company include J. Spencer Standish,  John C. Standish (son of J.
     Spencer Standish), Christine L. Standish (daughter of J. Spencer Standish),
     Thomas R. Beecher, Jr.  (a director of the  Company) and Francis L.  McKone
     (President and a director of the Company).

(d) Includes 3,200,000 shares issuable on conversion of an equal number of shares of Class B Common Stock.

(e) These shares are owned by various individual and institutional investors to which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or shared power to vote. T. Rowe Price
     Associates, Inc. has sole power to vote or direct the vote of 28,000 of such shares and sole power to dispose or direct the disposition of all such of such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates is deemed to be a beneficial owner of these shares; however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of the shares.

(f) Includes (i) 902 shares held by a trust of which Mr. Purdy is sole trustee and as to which he holds sole voting and investment power, (ii) 1,616,892 shares held by four separate trusts as to each of which Mr. Purdy is co-trustee sharing voting and investment power, and (iii) 215,296 shares held by two trusts as to each of which Barbara G. Purdy, his wife, is co-trustee sharing voting and investment power (Mr. Purdy disclaims beneficial ownership of such shares).

(g)  These shares are held by New  England Investment Companies, L.P. on  behalf of  certain  accounts  for  which New  England  Investment  Companies, L.P.
     provides  investment  advice.  Of  these  shares,  New  England  Investment
     Companies,  L.P. has the sole power to vote or direct the vote of 1,109,500 shares and sole  power to dispose  or direct the  disposition of  1,434,700 shares.

(h)  These  shares are held by Mellon  Bank Corporation and various subsidiaries of Mellon Bank  Corporation in their  various fiduciary capacities.  Mellon
     Bank  Corporation and such  subsidiaries have sole power  to vote or direct the vote of 1,397,285 shares,  shared power to vote  or direct the vote  of
     1,142  shares, sole power  to dispose or direct  the disposition of 131,000 shares, and shared power to dispose or direct the disposition of  1,267,427 shares.

(i)  Includes  1,246,300 shares  owned by  wholly owned  subsidiaries of Norwest
     Corporation. Norwest and such subsidiaries have sole power to vote or direct the vote of 1,187,900 shares, shared power to vote or direct the vote of 12,200 shares, sole power to dispose or to direct the disposition of 1,228,900 shares and shared power to dispose or direct the disposition of 35,000 shares.

(j) These shares are held by trusts of which Marshall & Ilsley Trust Company, Marshall & Ilsley Trust Company of Florida, or M & I Marshall & Ilsley
     Trust Company  of Arizona  (each of  which is  a subsidiary  of Marshall  &
     Ilsley Corporation) is a fiduciary. Such subsidiaries have sole power to vote or direct the vote of 440,748 of such shares, shared power to vote or direct the vote of 826,240 of such shares and shared power to dispose or direct the disposition of all of such shares.

    The  following  persons  have  informed  the  Company  that  they  are   the
"beneficial owners" of more than five percent of the Company's outstanding shares of Class B Common Stock:

                                                    SHARES OF          PERCENT OF
                                                COMPANY'S CLASS B      OUTSTANDING
                                                   COMMON STOCK          CLASS B
NAME(S)(A)                                      BENEFICIALLY OWNED    COMMON STOCK
---------------------------------------------  --------------------   -------------
J. Spencer Standish..........................        4,854,860(b)         86.18%
J. S. Standish Company (c)...................        3,200,000            56.80%
Thomas R. Beecher, Jr........................          470,400(d)          8.35%

------------------------
(a) Addresses of the beneficial owners listed in the above table are as follows: J. Spencer Standish, c/o Albany International Corp., P.O. Box 1907, Albany, New York 12201; J. S. Standish Company, c/o J. Spencer Standish, Albany International Corp., P.O. Box 1907, Albany, New York 12201; Thomas R. Beecher, Jr., c/o Beecher Securities Corporation, 200 Theater Place, Buffalo, New York 14202.

(b)  The nature of Mr. Standish's ownership of these shares is described in note
     (c) on page 6 of this proxy statement.

(c)  See note (c) on page 8 of this proxy statement.

(d)  The  nature of Mr. Beecher's ownership of these shares is described in note
     (h) on page 6 of this proxy statement.

VOTING POWER OF MR. STANDISH

    J. Spencer Standish, related persons and Thomas R. Beecher, Jr., as sole trustee of trusts for the benefit of children of J. Spencer Standish, now hold in the aggregate shares entitling them to cast approximately 69% of the combined votes entitled to be cast by all stockholders of the Company. Accordingly, if J. Spencer Standish, related persons and Thomas R. Beecher, Jr., as such trustee, cast votes as expected, election of the director nominees listed above, approval of the proposed amendment of the 1988 Stock Option Plan, rejection of the stockholder proposal with respect to employee compensation and stock options and election of Coopers & Lybrand as the Company's auditors will be assured.

                      AMENDMENT TO 1988 STOCK OPTION PLAN

    The Board of Directors has approved, subject to approval by the stockholders, an amendment to the Company's existing 1988 Stock Option Plan ("the 1988 Plan") that would extend the maximum term of options granted pursuant to the 1988 Plan from 10 to 20 years. A copy of the 1988 Plan, as proposed to be amended, is attached to this Proxy Statement as Exhibit A. The following description of the 1988 Plan is in all respects qualified by reference to Exhibit A:

    ADMINISTRATION: The 1988 Plan is administered by a committee ("the Committee") consisting of at least three members of the Board of Directors selected from among members of the Board who are currently not eligible to receive options under any stock option or similar plan of the Company. The Board of Directors has designated the Compensation and Stock Option Committee of the Board as the Committee under the 1988 Plan. The members of the Compensation and Stock Option Committee are Messrs. Beecher, Landgraf, Stenshamn and Standish. None of Messrs. Beecher, Landgraf and Stenshamn is eligible to receive options under any stock option or similar plan of the Company. Mr. Standish, who is the holder of stock options granted under the 1988 Plan, as well as the Company's 1992 Stock Option Plan ("the 1992 Plan"), indicated to the Company early in March 1994 that he no longer wished to be considered eligible for future grants of options under the 1988 Plan or the 1992 Plan.

    SHARES SUBJECT TO PLAN: The 1988 Plan authorizes the grant of options to purchase up to two million shares of Class A Common Stock, which may be either authorized but unissued shares or treasury shares. If options granted under the 1988 Plan expire or are terminated or surrendered without having been exercised, the shares of Class A Common Stock subject thereto may again be optioned. As of March 20, 1995, options to purchase 1,972,250 shares had been granted and were outstanding.

    PARTICIPATION: Options may be granted by the Committee only to key employees (including officers, whether or not they are directors) of the Company and its subsidiaries. The approximate number of persons potentially eligible to participate in the 1988 Plan is 200. There is no limitation on the number of shares which may be optioned to any person. As of March 20, 1995, a total of 80 persons held options issued pursuant to the 1988 Plan.

    TERM OF OPTIONS: The Committee determines the term of each option, which, unless the proposed amendment is approved by the stockholders, may not exceed 10 years. All options granted under the 1988 Plan to date have had 10 year terms. The Committee has offered to extend to 20 years the term of all options currently outstanding under the 1988 Plan, subject to the stockholder approval sought hereby. The Committee also has the power to terminate the term of an option if the optionee engages in a Competing Activity, as defined in the 1988 Plan.

    EXERCISE PRICE: The per share exercise price of an option is determined by the Committee at the time of granting the option but may not be less than 100% of the fair market value (determined by the Committee) of a share of Class A Common Stock on the date of grant. The exercise price may be paid in cash or, in the discretion of the Committee, in shares of the Company's Class A Common Stock. The proceeds received by the Company on the exercise of options are used for general corporate purposes.

    EXERCISE OF OPTIONS: The times at which an option granted under the 1988 Plan becomes exercisable are determined by the Committee at the time of grant. Normally, the Committee provides that an option becomes exercisable as to 20% of the shares covered thereby on each of the first five anniversaries of the date of grant, but only if the optionee is then employed by the Company or a subsidiary. If an optionee's employment with the Company is terminated by reason of the death or disability of the optionee, or if the Company terminates the optionee's employment other than for cause, the option becomes exercisable as to 50% of any portion thereof which is not exercisable at the time of such termination, the other 50% of any portion thereof which is not then exercisable terminates, and the option remains exercisable for a period of five years subsequent to such termination (but not beyond the expiration of the term of the option) to the extent that it was or became exercisable upon such termination. Upon termination of an optionee's employment for cause, the option terminates as to any portion thereof which is not exercisable at the time of such termination and, as to any portion of the option which is then exercisable, is exercisable only within sixty days after such termination. If an optionee voluntarily terminates his or her employment, the option terminates as to any portion thereof which is not exercisable at the time of such termination and, as to any portion of the option which is then exercisable, remains exercisable for a period of five years subsequent to such termination (but not beyond the expiration of the term of the option).

    RECAPITALIZATION, ETC.: In the event of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or the like, the Committee is empowered to make appropriate adjustments in the number and class of shares subject to the 1988 Plan, in the number of shares subject to options granted thereunder and in the exercise prices of such options.

    TRANSFERABILITY: No option may be transferred otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code, except that an option may be transferred by gift to any Permitted Transferee of the optionee, if permitted by the terms of the applicable option instrument. A "Permitted Transferee" of any optionee means his or her children or grandchildren, or any trust for the benefit of such children or grandchildren.

    AMENDMENT AND TERMINATION: The Board of Directors may at any time terminate or amend the 1988 Plan in any respect, except that, without the approval of the stockholders, no amendment may (1) materially increase the benefits accruing to participants under the 1988 Plan, (2) materially increase the number of shares for which options may be granted under the 1988 Plan, (3) materially modify the requirements as to eligibility for participation in the 1988 Plan, (4) remove the administration of the 1988 Plan from the Committee or (5) make eligible for membership on the Committee any person who does not satisfy the eligibility requirements referred to under "Administration" above. Unless the 1988 Plan is previously terminated, options may be granted under the 1988 Plan through May 3, 1998.

    TAX AND ACCOUNTING CONSEQUENCES: The Company has been advised by counsel that the federal income tax consequences to the Company and the optionee of the grant and exercise of options under the 1988 Plan, under the current provisions of the Internal Revenue Code, are substantially as follows: An optionee is not deemed to receive any income at the time the option is granted. If any part of the option is exercised the optionee is deemed to have received ordinary income, on the exercise date, in an amount equal to the difference between the exercise price and the fair market value of the shares on the exercise date. The Company is generally entitled, in the year in which the optionee is deemed to have received such ordinary income, to a corresponding deduction. Options granted under the 1988 Plan are not "incentive stock options" under the Internal Revenue Code.

    Under current accounting rules there is no earnings charge to the Company for financial accounting purposes in connection with the grant, existence or exercise of any stock option granted under the 1988 Plan. The Financial Accounting Standards Board ("FASB") has recently proposed a rule requiring an issuer of a stock option to disclose, in a footnote to its financial statements, the impact of such a grant on the operating statement, balance sheet and earnings per share calculation. The FASB has stated that it plans to issue a new proposal or a final rule on in the issue during the second quarter of 1995.

    INFORMATION REGARDING OUTSTANDING 1988 PLAN OPTIONS: As of March 20, 1995, options to purchase 1,972,250 shares had been granted and remained outstanding under the 1988 Plan. These options were granted at various times from 1988 through 1994, with exercise prices, equal to the fair market value of the Class A Common Stock on the date of grant, ranging from $15.50 per share to $21.50 per share. Based on the per share closing price for the Class A shares of $18.125 on the New York Stock Exchange on such date, the aggregate market value of the shares underlying such options was $35,747,031.25.

    The following table sets forth the number of 1988 Plan options held by each of the named individuals or groups:

                                                                    NO. OF 1988 PLAN OPTIONS
NAME AND POSITION                                                             HELD
----------------------------------------------------------------  ----------------------------
J. Spencer Standish,
 Chairman of the Board..........................................               250,000
Francis L. McKone,
 Director, President and Chief Executive Officer................               290,000
Michael C. Nahl,
 Senior Vice President and Chief Financial Officer..............               200,000
Frank R. Schmeler,
 Senior Vice President -- North America.........................               100,000
Manfred F. Kincaid,
 Senior Vice President -- Technology............................               125,000
Charles B. Buchanan,
 Director and Vice President-Secretary..........................                15,000
All current executive officers,
 including those named above (15 persons).......................             1,057,500
All other employees.............................................               914,750

    PROPOSED AMENDMENT. The Board of Directors has approved, subject to the stockholder approval sought hereby, an amendment to the 1988 Plan that would extend the maximum term of options granted under the plan from 10 to 20 years. All other terms and conditions of the 1988 Plan remain as described above.

    Amending the 1988 Plan to permit 20-year options would make it essentially identical to the 1992 Plan, which provided for 20-year options when it was approved by the stockholders in 1992. The Company believes that stock options help to induce key employees of the Company to remain with the Company and contribute to the Company's successful performance. The Company also believes that these inducements become greater as the term of the option is increased. Having essentially identical terms and conditions in the 1988 Plan and 1992 Plan will also make it easier for the Company and each option holder to keep track of aggregate holdings, and eliminate the need to distinguish options granted under one plan from those granted under the other.

    All 1988 Plan options granted to date have had 10-year terms. The Company has offered each holder of a 1988 Plan option the opportunity to amend his or her options in order (1) to extend the term thereof from 10 to 20 years (subject to the stockholder approval being sought hereby) and (2) to provide that such options may be transferred to such holder's Permitted Transferees. Each amendment would also limit the timing of the exercise of such options to the extent necessary to ensure that an exercise does not result in compensation that is not deductible by the Company as a result of Section 162(m) of the Internal Revenue Code.

    A majority of the combined votes cast at the Annual Meeting of Stockholders by holders of Class A Common Stock and Class B Common Stock must be affirmatively cast in order to approve the amendment to the 1988 Plan. If J. Spencer Standish, related persons and Thomas R. Beecher, Jr. cast affirmative votes, as is expected, approval of the amendment will be assured. See "Election of Directors -- Voting Power of Mr. Standish."

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1988 PLAN.

                              STOCKHOLDER PROPOSAL

    The Company has been advised by Dr. Edward S. George, owner of 2,000 shares of Class A Common Stock, that he intends to introduce at the Annual Meeting the proposal set forth below. The Board of Directors disclaims any responsibility for the content of the proposal, which is presented in the form in which it was received from Dr. George:

    Dear Sir:

        I would like to submit a proposal to be voted upon by stockholders at the next meeting to be held in 1995.

        Edward S. George [address deleted], owner of 2000 shares of Albany International, held in street name of Brown & Co., intends to present the following proposal at the meeting:

        Whereas the dividend is the first casualty in any economic downturn and the stockholder is the first casualty and the last to benefit from an upturn, be it

        Resolved: That when a dividend is cut, no salaries will be increased or any stock options allowed until the dividend is restored to its original amount before the cut.

        The bullet must be large enough to enable the executives and employees as well as the stockholders to get their teeth on it.

                                             Yours truly,

                                             /s/ Edward S. George, Ed.D.

    THE  BOARD  OF   DIRECTORS'  STATEMENT  IN   OPPOSITION  TO  THE   FOREGOING
PROPOSAL. The Company seeks to compensate all of its employees in a manner that enables it to attract and keep talented and motivated individuals.

    The Board of Directors notes that, in the eight years since the Class A Common Stock has been outstanding, the dividend on Class A shares has never been reduced. During this period, rather, the dividend has increased three times and, since the last such increase in 1990, has remained unchanged at $.35 per share per year, including during 1992, when the Company posted a net loss of approximately $3.6 million.

    In the event that circumstances would ever lead the Board to consider a reduction in the dividend level, the loss of discretion with respect to employee compensation that would result from the proposal would significantly reduce the Company's ability to attract and retain executive officers, engineers and other employees at just the time when the need for talented executive, technical and operations personnel may be most crucial.

    A majority of the combined votes cast at the Annual Meeting of Stockholders by holders of Class A Common Stock and Class B Common Stock must be affirmatively cast in order to approve the foregoing proposal. If J. Spencer Standish, related persons and Thomas R. Beecher, Jr. cast negative votes, as is expected, defeat of the proposal will be assured. See "Election of Directors -- Voting Power of Mr. Standish."

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE FOREGOING STOCKHOLDER PROPOSAL.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information regarding compensation of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (together hereinafter referred to as "the Named Officers"), based on salary and bonuses earned during 1994.

                                                                                                  LONG-TERM
                                                                                                 COMPENSATION
                                                       ANNUAL COMPENSATION                   --------------------
                                      -----------------------------------------------------  RESTRICTED
                                       FISCAL                                OTHER ANNUAL      STOCK      STOCK      ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR       SALARY      BONUS (1)   COMPENSATION (2)   AWARDS     OPTIONS   COMPENSATION
------------------------------------  ---------  -----------  -----------  ----------------  ---------  ---------  -------------
J. Spencer Standish,                    1994     $   372,500  $   175,000         --            --         --       $   5,376(3)
 Chairman of the Board                  1993         372,900      175,000         --            --         40,000      32,564(3)
                                        1992         351,800      --              --            --         --          21,440(3)
Francis L. McKone,                      1994     $   426,250  $   252,400         --            --         40,000       --
 President and Chief Executive          1993         399,100      210,000         --            --         80,000      44,096(3)
 Officer                                1992         351,800      --              --            --         --          20,230(3)
Michael C. Nahl,                        1994     $   290,424  $   128,000         --            --         25,000   $   2,745(3)
 Senior Vice President and Chief        1993         278,500      120,000         --            --         50,000      16,627(3)
 Financial Officer                      1992         240,200      --              --            --         --          10,948(3)
Frank R. Schmeler,                      1994     $   256,975  $   125,800         --            --         20,000   $  26,558(4)
 Senior Vice President -- North         1993         250,250      105,000         --            --         40,000      28,243(4)
 America                                1992         208,000      --              --            --         --           3,436(3)
Manfred F. Kincaid,                     1994     $   253,825  $   103,700         --            --         20,000   $   3,032(3)
 Senior Vice President -- Technology    1993         245,250      105,000         --            --         40,000      18,367(3)
                                        1992         216,500      --              --            --         --          12,093(3)

------------------------

(1) Reflects bonus earned during the fiscal year which was paid during the next fiscal year.

(2) While the Named Officers enjoy certain perquisites, such perquisites did not exceed the lesser of $50,000 or 10% of the salary and bonus of any of the Named Officers.

(3) Above-market earnings credited, but not paid or payable, to the Named Officer during the fiscal year with respect to deferred compensation.

(4) Includes (a) above market earnings of $861 in the case of 1994 and $5,218 in the case of 1993 credited, but not paid or payable, to Mr. Schmeler during such fiscal year with respect to deferred compensation and (b) an international assignment premium of $25,697 in 1994 and $23,025 in 1993.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                  INDIVIDUAL GRANTS (1)                          (C)            (D)
---------------------------------------------------------     % OF TOTAL     EXERCISE
                                           (B)              OPTIONS/ SARS       OR                            (F)
                                  NUMBER OF SECURITIES        GRANTED TO       BASE           (E)         GRANT DATE
             (A)                   UNDERLYING OPTIONS/       EMPLOYEES IN      PRICE       EXPIRATION       PRESENT
NAME                                SARS GRANTED (#)         FISCAL YEAR      ($/SH)          DATE        VALUE $(2)
------------------------------  -------------------------   --------------   ---------   --------------   -----------
J. Spencer Standish...........         --                         --            --             --             --
Francis L. McKone.............            40,000                 16.8%          $18.75     5/11/14(3)       $ 389,534
Michael C. Nahl...............            25,000                 10.5%          $18.75     5/11/14(3)       $ 243,459
Frank R. Schmeler.............            20,000                  8.4%          $18.75     5/11/14(3)       $ 194,767
Manfred M. Kincaid............            20,000                  8.4%          $18.75     5/11/14(3)       $ 194,767

------------------------

(1) None of the grants referred to in the table included stock appreciation rights. Each stock option granted becomes exercisable as to 20% of the shares on each of the first five anniversaries of the date of grant but only if the optionee is then employed by the Company or a subsidiary. In the event of a voluntary termination of the optionee's employment, the option terminates as to all shares as to which it is not then exercisable. The exercise price for each option granted is the fair market value of a share of Class A Common Stock on the date of grant.

(2) Calculated using the Black-Scholes method which includes the following assumptions: expected volatility factor of 29.5% based upon 1989-94 weekly common stock price variation of high, low and closing prices; risk-free (twenty-year U.S. Treasury Bond) interest rate of 7.9% for the twenty-year options converted to the continuous 365-day yield of 7.603%; and dividend yields at the date of grant for each option of 1.87%. No adjustments were made for certain factors which are generally recognized to reduce the value of option contracts: i.e. that the option grants have limited transferability; the options step-vest at 20% each year after the date of grant and, therefore, are not fully exercisable for five years; and there exists a risk of forfeiture of the non-vested portion of an option if employment is terminated.

(3) The Stock Option Committee may, at any time, accelerate the expiration date to a date not less than ten years from the date of the grant.

OPTION/SAR EXERCISES DURING 1994 AND YEAR-END VALUES

    No stock options or stock appreciation rights were exercised by any of the Named Officers during 1994. The following table sets forth information with respect to the Named Officers concerning the numbers and value of stock options outstanding at December 31, 1994. No stock appreciation rights were outstanding at that date.

                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                                           OPTIONS AT DECEMBER 31,       AT DECEMBER 31, 1994
                                                                   1994 (#)                     ($)(1)
                                                          --------------------------  --------------------------
NAME                                                      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------------------------------  -----------  -------------  -----------  -------------
J. Spencer Standish.....................................     258,000         32,000   $   971,500   $   136,000
Francis L. McKone.......................................     266,000        104,000       995,500       252,000
Michael C. Nahl.........................................     210,000         65,000       786,250       157,500
Frank R. Schmeler.......................................      88,000         72,000       229,000       176,000
Manfred F. Kincaid......................................     133,000         52,000       516,000       126,000

------------------------

(1) Represents the difference between the closing price of the Company's Class A Common Stock on December 31, 1994 and the exercise price of the options.

PENSION PLAN TABLE

    The following table shows, as of December 31, 1994, the maximum amounts payable (on a straight life annuity basis) at age 65 under the Company's Pension Plus Plan. The amounts shown are without regard to the impact of the limits on credited earnings prescribed by Section 401 of the Internal Revenue Code and on annual benefits prescribed by Section 415 of the Internal Revenue Code, in each case as described in the Pension Plus Plan.

              MAXIMUM ANNUAL BENEFITS UPON RETIREMENT WITH YEARS OF SERVICE
                            THROUGH MARCH 31, 1994 INDICATED
 CREDITED    ---------------------------------------------------------------
EARNINGS(1)   15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
-----------  -----------  -----------  -----------  -----------  -----------
 $ 125,000   $    26,500  $    35,000  $    44,000  $    53,000  $    54,500
   150,000        32,000       43,000       53,500       64,000       66,000
   175,000        37,500       50,500       63,000       75,500       77,500
   200,000        43,500       58,000       72,000       86,500       89,000
   225,000        49,000       65,500       81,500       98,000      100,500
   250,000        54,500       73,000       91,000      109,000      112,500
   300,000        66,000       88,000      109,500      131,500      135,500
   400,000        88,500      118,000      147,000      176,500      181,500
   450,000        99,500      133,000      166,000      199,000      205,000
   500,000       111,000      148,000      185,000      221,500      228,000

------------------------

(1) The Company's Pension Plus Plan, applicable to all salaried and most hourly employees in the United States, provides generally that an employee who retires at his normal retirement age (age 65) will receive a maximum annual pension equal to (a) 1% of his average annual base compensation for the three most highly compensated consecutive calendar years in his last ten years of employment times his years of service (up to 30) plus (b) .5% of the amount by which such average annual base compensation exceeds a Social Security offset ($23,625 in 1994, increasing thereafter in proportion to the increase in the Social Security Taxable Wage Base) times his years of service (up to 30) plus (c) .25% of such average annual base compensation times his years of service in excess of 30. Effective April 1, 1994, the aggregate benefit payable pursuant to clauses (a) and (b) above was reduced to 1% of such average annual compensation for years of service (up to 30) earned after March 31, 1994. Effective April 1, 1999, this benefit will be reduced further to .75% of such average annual compensation for years of service (up to 30) earned after March 31, 1999. The numbers in the above table do not reflect these reductions.

    In the case of the Named Officers, base compensation for purposes of the Pension Plan is the amount shown as "Salary" in the Summary Compensation Table. The number of credited years of service under the Plan for each of the Named Officers are as follows: 43 years for J. Spencer Standish; 31 years for Francis
L. McKone; 14 years for Michael C. Nahl; 31 years for Frank R. Schmeler; and 35 years for Manfred F. Kincaid.

    Federal laws place certain limitations on pensions that may be paid under federal income tax qualified plans. The Internal Revenue Code also limits the amount of annual compensation that may be used to calculate annual benefits under such plans. The Company has adopted an unfunded supplemental employee retirement plan pursuant to which the Company will replace any Pension Plus Plan benefits (calculated as described in Note 1 to the preceding table) which a participant is prevented from receiving by reason of these limitations. All employees -- including executive officers -- to whom such limitations become applicable are eligible to receive benefits under the unfunded supplemental employee retirement plan.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Decisions with respect to compensation of executive officers and the grant of stock options were made for 1994 by the Compensation and Stock Option Committee of the Board of Directors, composed of Messrs. Beecher, Landgraf, Standish and Stenshamn. As Chairman of the Board, Mr. Standish is an employee of the Company. Messrs. Beecher, Landgraf and Stenshamn are not employees.

    The Compensation and Stock Option Committee ("the Committee") has provided the following report:

    COMPENSATION OF THE EXECUTIVE OFFICERS

    The Committee seeks to compensate the executive officers of the Company, including the Chief Executive Officer, at levels, and in a manner, which will

        (a)  enable the Company to attract  and retain talented, well qualified,
    experienced  and   highly-motivated  individuals   whose  performance   will
    substantially enhance the Company's performance; and

        (b) closely align the interests of each executive officer with the interests of the Company's stockholders.

    These objectives are pursued through a base salary, annual cash bonuses and stock options.

    Total cash compensation of each executive officer -- base salary plus annual cash bonus -- is intended to be competitive with companies with which the Company competes for executive talent. The Committee believes that such competitors are not limited to companies in the same industry and that comparisons should be made to the compensation practices of a cross-section of U.S. industrial companies with comparable sales volumes and international complexity. Accordingly, the Company periodically retains the services of professional compensation consultants to compare the compensation of its executive officers with such a cross-section. Consultants were most recently retained for this purpose in 1992. In addition, the Committee reviews such published surveys and other materials regarding compensation as are provided from time to time by the Company's Human Resources department, as well as published information with respect to the companies included in the peer group selected for the performance graph on page 19 of this proxy statement.

    In general, the Committee sought to achieve total cash compensation for 1994 for each executive officer, including the Chief Executive Officer, which would place it at the median of compensation paid by U.S. industrial companies with comparable sales volumes and international complexity to executives with comparable talents, qualifications, experience and responsibilities. Where positions of a comparable nature could not be identified in comparable companies, total cash compensation was established by reference to other positions within the Company for which comparisons could be identified. The Committee also made such adjustments as it deemed appropriate to reflect the past and anticipated performance of the individual executive officer, to take into account various subjective criteria such as leadership ability, dedication and initiative, and to achieve internal equity in compensation.

    Base salaries of executive officers -- including each of the Named Officers -- are established as a percentage of targeted total cash compensation for each officer, the percentage ranging from 66 2/3% in the case of the Chief Executive Officer to approximately 77% in the case of other executive officers. Base salaries are not based on corporate or business unit performance. Annual cash bonuses, on the other hand, are focused on corporate and business unit performance factors identified by the Committee and on the performance of the individual executive officer in the relevant fiscal year. A cash bonus sufficient to bring total cash compensation to the targeted level is paid only if the Committee determines that performance levels which it considers appropriate for the particular fiscal year have been achieved. Lesser bonuses will be paid if such performance levels are not achieved and larger bonuses, not exceeding 100% of base salary, will be paid if performance exceeds such levels.

    Salaries of executive officers are customarily adjusted in April of each year. In April 1994 the salaries of all executive officers were increased by an average of approximately 3.5% to reflect the reported rate of increases by comparable companies. Increases actually granted to executive officers ranged from zero to 6.5% (for Mr. McKone).

    Early in the year the Committee determined that cash bonuses for executive officers for 1994 would be based on Company performance with respect to operating income, share of market and management of inventories and accounts receivable. The Committee indicated that greatest emphasis would be given to operating income performance, that performance with respect to share of market would receive second highest emphasis and that management of inventories and accounts receivable would be given somewhat less, but still substantial emphasis. The Committee further indicated that it would exercise its discretion, after the close of the fiscal year, in determining to what extent cash bonuses had been earned and reserved the right to take individual performance factors into account and to employ both objective and subjective criteria.

    Following the close of 1994, the Committee reviewed Company performance with respect to the three factors it had identified. Particularly noting the substantial year-to-year increase in operating income and the 1994 growth in share of market, the Committee determined that, as a general matter, bonuses for executive officers for 1994 should be at or above their target levels, with variations made on the basis of individual performance.

    The Company has two stock option plans, the 1988 Stock Option Plan and the 1992 Stock Option Plan. No stock appreciation rights may be granted under the plans and stock options granted may not be treated as Incentive Stock Options under the Internal Revenue Code. Options granted under the plans are intended as an incentive to officers and other key employees of the Company to encourage them to remain in the employ of the Company by affording them a greater interest in its success. The Committee determines when options become exercisable. Normally, 20% of each grant becomes exercisable each year but only if the optionee is an employee at the time. The exercise price of each option is the market price of the Company's shares on the date of the grant.

    The size of the individual stock options granted during 1994, including the option granted to the Chief Executive Officer, was determined entirely by the discretion of the Committee. The principal factors influencing the size of individual grants in 1994 were position responsibility, compensation level and internal equity. The Committee also considered matters which pertained to the particular individual and which were relevant to the plans' purpose of encouraging continued employment, including the performance of the individual, the number of options already held by the individual and the extent to which such options had not yet become exercisable. In determining the size of individual grants, the Committee does not consider measures of corporate performance. In May 1994, the Committee granted options to four of the Named Officers (Mr. McKone, 40,000 shares; Mr. Nahl, 25,000 shares; Mr. Kincaid, 20,000 shares; and Mr. Schmeler, 20,000 shares).

    At the present time the Committee does not anticipate that Section 162(m) of the Internal Revenue Code will in the ordinary course prevent the Company from deducting executive officer compensation as an expense on its corporate income tax returns. As a result, the Committee has not had to decide whether to qualify, or not to qualify, any particular form of compensation under that section of the Code.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER

    As in the case of the other executive officers, the target total cash compensation of Mr. McKone for 1994 was set at a level believed by the Committee to be reasonably competitive with compensation paid by comparable U.S. industrial companies to executives with comparable talents, qualifications, experience and responsibilities. The Committee also took into account Mr. McKone's many years of outstanding service to the Company. In April 1994 Mr. McKone received a 6.5% salary increase, reflecting the Committee's favorable evaluation of Mr. McKone's overall performance as Chief Executive Officer in a difficult business environment. In February 1995, the Committee granted Mr. McKone an above-target bonus with respect to 1994, taking into consideration the improvement in the Company's earnings, operating income and share of market in 1994, despite difficult market conditions, and Mr. McKone's leadership in effecting substantial cost reductions, continued progress in the development of new and improved products, continued gains in productivity and continued success in the integration of the Mount Vernon operations with those of the Company. In May 1994, the Committee granted an option to Mr. McKone for 40,000 shares. In making this grant, the Committee took into account the importance to the Company of retaining Mr. McKone's outstanding leadership in a difficult business environment and the fact that the options then held by him would shortly be exercisable as to all but 64,000 shares.

                                          Compensation and Stock Option
                                          Committee
                                             Thomas R. Beecher, Chairman
                                             Stanley I. Landgraf
                                             J. Spencer Standish
                                             Allan Stenshamn

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation and Stock Option Committee is composed of Messrs. Beecher, Landgraf, Standish and Stenshamn. Mr. Standish, as Chairman of the Board, is an officer and employee of the Company. Mr. Stenshamn is an officer (Chairman of the Board) and a director of five Swedish subsidiaries of the Company: Albany Nordiskafilt AB; Nordiskafilt AB; Nordiska Maskinfilt AB; Nomafa AB; and Dewa Consulting AB. Mr. Standish, Mr. McKone and Mr. Beecher are members of the Board of Directors of J. S. Standish Company ("JSSC"). Mr. Standish and Mr. Beecher are also officers of JSSC (President and Secretary, respectively). The Board of Directors of JSSC serves the functions of a compensation committee. The aggregate amount received with respect to all services rendered to JSSC during 1994 was $2,800 in the case of each of Messrs. Standish and McKone and $3,700 in the case of Mr. Beecher.

STOCK PERFORMANCE GRAPH

    The following graph compares cumulative total stockholders return of the Company's Class A Common Stock during the five years ended December 31, 1994 with the cumulative total return on the S&P 500 Index and a selected peer group.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                        1989       1990       1991       1992       1993       1994
Albany Internation-
al                         $100        $57        $89        $89       $111       $114
S&P 500                    $100        $97       $126       $136       $150       $152
Peer Group                 $100        $77        $85       $101       $116        $89

    The peer group consists of companies in related industries with approximately equivalent sales volumes. Companies included are: Dixie Yarns, Inc., Guilford Mills, Inc., Nashua Corporation, and Pope & Talbot, Inc. There are no comparable paper machine clothing manufacturers with publicly reported financial statements.

    The comparison assumes $100 was invested on December 31, 1989 in the Company's Class A Common Stock, the S&P 500 Index and the peer group and assumes reinvestment of dividends.

DIRECTORS' FEES

    Directors who are not employees of the Company are paid $20,000 per annum, payable quarterly. In addition, such Directors are paid $700 for each meeting of the Board or a committee thereof that they attend up to a maximum payment of $1,400 for any one day (or, in the case of a committee chairman, $1,700 per day), and are paid $700 for each day they are engaged in Company business at the request of the Chairman of the Board. Committee chairmen are paid $1,000 for each committee meeting they attend. Each Director may elect to defer payment of all or any part of the fees payable for services as a Director pursuant to a deferred compensation plan which became effective in 1990. Mr. Stenshamn received, in addition to fees received by him for his services during 1994 as a Director of the Company, total fees of approximately $2,500 for his services during 1994 as a Director of subsidiaries of the Company.

COMMITTEES

    Among the committees of the Board of Directors are a Compensation and Stock Option Committee, the members of which are Messrs. Beecher, Landgraf, Standish and Stenshamn, and an Audit Committee comprised of Messrs. Bancroft, Landgraf and Stenshamn and Mrs. Wright.

    The Compensation and Stock Option Committee met four times in 1994. The Committee determines the compensation of the executive officers of the Company, establishes compensation policy for management generally, decides upon the grant of options under, and administers, the Company's stock option plans and makes recommendations to the Board of Directors as to possible changes in certain employee benefits. The Committee also makes recommendations to the Board as to the election of officers. Recommendations of persons for nomination as Directors may be sent to the attention of the Company's Secretary.

    The Audit Committee met two times in 1994. The Committee recommends the engagement of auditors and reviews the planning and scope of the audit and the results of the audit. The Committee also reviews the Company's policies and procedures on internal accounting and financial controls. The implementation and maintenance of internal controls is understood to be primarily the responsibility of management.

ATTENDANCE

    The Board of Directors of the Company met five times during 1994. Each Director attended 75% or more of the aggregate of the number of meetings of the Board and all committees of the Board on which he or she served.

                              ELECTION OF AUDITORS

    The Board of Directors proposes and recommends the election, at the Annual Meeting, of the firm of Coopers & Lybrand as the Company's auditors for the year 1995. This firm of independent certified public accountants has served as the Company's auditors since 1959. Coopers & Lybrand has advised the Company that neither it nor any of its members has any direct or material indirect financial interest in the Company or any of its subsidiaries. A representative of the firm will be present at the meeting, will be given an opportunity to make a statement and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1996 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than December 2, 1995 in order to be considered for inclusion in the Company's proxy statement and form of proxy.

                                 OTHER MATTERS

    The Board knows of no other matters to be presented for consideration at the Annual Meeting. Should any other matters properly come before the meeting, the persons named in the accompanying proxy will vote such proxy thereon in accordance with their best judgment.

    The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation of proxies by use of the mails, regular employees of the Company, without additional compensation, may solicit proxies personally by or telephone.

                                                   CHARLES B. BUCHANAN
                                                        SECRETARY
March 31, 1995

                                                                       EXHIBIT A


                           ALBANY INTERNATIONAL CORP.

                             1988 STOCK OPTION PLAN


1.  PURPOSE.

     This Plan ("the 1988 Plan") is intended as an incentive to officers and other key employees of Albany International Corp. ("the Company") and its subsidiaries to encourage them to remain in the employ of the Company and its subsidiaries by affording them a greater interest in the success of the Company and its subsidiaries.

2.  ADMINISTRATION.

     The 1988 Plan shall be administered by a committee ("the Committee") appointed by the Board of Directors of the Company and consisting of not less than three directors. The Board of Directors may from time to time remove members from, or add members to, the Committee, which shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. As of any given date, no person shall be eligible to serve on the Committee who at such date is, or at any time within one year prior to such date has been, eligible for selection as a person to whom stock may be allocated or to whom stock options may be granted pursuant to the 1988 Plan or any other plan of the Company or any of its affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates.

     Subject to the provisions of the 1988 Plan, the Committee shall have sole authority in its absolute discretion: (a) to grant options under the 1988 Plan;
(b) to determine which of the eligible employees of the Company and its subsidiaries shall be granted options; (c) to determine the time or times when options shall be granted and the number of shares to be subject to each option;
(d) to determine, as provided in Article 5(a) hereof, the option price of the shares subject to each option; (e) to determine the time or times when each option shall be exercisable; (f) to prescribe the form or forms of the instruments evidencing options granted under the 1988 Plan (which forms shall be consistent with the 1988 Plan but need not be identical); (g) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the 1988 Plan; (h) to determine whether options under the Plan shall be transferable to a Permitted Transferee, such determination to be made at the time of grant of the option and reflected in the instrument evidencing the option or subsequently by amendment of such instrument; and (i) to construe and interpret the 1988 Plan, such rules and regulations and the instruments evidencing options granted under the 1988 Plan and to make all other determinations deemed necessary or advisable for the administration of the 1988 Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees, as hereinafter defined.

3.  SHARES SUBJECT TO THE 1988 PLAN.

     Subject to Article 7 hereof, the aggregate number of shares for which options may be granted under the 1988 Plan shall not exceed 2,000,000 shares of Class A Common Stock of the Company as presently constituted; provided, however, that if any options granted under the 1988 Plan shall expire, terminate or be surrendered, in whole or in part, without being exercised, the number of shares as to which such expired, terminated or surrendered options shall not have been exercised (unless the 1988 Plan shall have been terminated) thereupon shall become available for option hereunder. The shares of Class A Common Stock to be issued upon exercise of options granted hereunder may be either authorized but unissued shares or issued shares reacquired in any manner by the Company, as the Board of Directors may from time to time determine.

     Any cash proceeds of sale of shares issued or sold upon exercise of options under the Plan shall be added to the general funds of the Company and may be used for any corporate purpose.

4.  ELIGIBILITY.

     The persons eligible to receive options granted by the Committee pursuant to the 1988 Plan shall consist of key employees (including officers, whether or not they are directors) of the Company and its subsidiaries. An Optionee may hold more than one option.

5.  TERMS AND CONDITIONS OF OPTIONS.

     Each stock option granted pursuant to the 1988 Plan shall be evidenced by an instrument in such form as the Committee shall from time to time approve, which shall comply with and be subject to the following terms and conditions:

          (a) Each option instrument shall state (i) the number of shares to which it pertains, and (ii) the option price, which shall be determined by the Committee but shall not be less than 100% of the fair market value of the Class A Common Stock on the date of the granting of the option. The Committee shall have full authority and discretion to determine such fair market value and the option price using whatever sources it determines to be appropriate and relevant, and shall be fully protected in any such determination made in good faith. The Committee shall have full authority and discretion to accept, in full or partial payment of the exercise price of any option outstanding under the 1988 Plan, on such terms and conditions as it may deem appropriate, shares of Class A Common Stock of the Company duly tendered by the Optionee in respect of such payment; any shares so accepted shall be valued at the fair market value thereof on the last business day prior to the date of exercise, such fair market value to be determined by the Committee using whatever sources it determines appropriate and relevant (the Committee being fully protected in any such determination made in good faith).

          (b) The term of each stock option granted under the 1988 Plan shall be as determined by the Committee, but shall not continue for more than twenty years from the granting date; provided that, in the case of any option having a term exceeding ten years from the date of granting of the option, the Committee shall have the authority to accelerate the term of such option to a date not less than ten years from the date of granting of the option provided that such date shall not be earlier than six months after the date when written notice of such acceleration shall have been received by the Optionee. The term of a stock option may be terminated by the Committee in the event that the Optionee engages in a Competing Activity (as hereinafter defined) without the specific written consent of the Company.

          (c) During the lifetime of the Optionee the option shall be exercisable only by the Optionee (or the Optionee's guardian or legal representative), unless the instrument evidencing the option permits a transfer by gift to a Permitted Transferee and the option has been so transferred, in which case it shall be exercisable only by such Permitted Transferee. No option shall be assignable or transferable by the Optionee, and no other person shall acquire any rights therein other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, 26 U.S.C. Section 1 et. seq. (the "Internal Revenue Code") or Title 1 of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, except that an option may be transferred by gift to any Permitted Transferee of such Optionee, if permitted in the applicable option instrument.

          (d) In the event that, during the term of an option, the employment of the Optionee by the Company and its subsidiaries shall be terminated by the death, Disability (as hereinafter defined) or Involuntary Termination (as hereinafter defined) of employment of the Optionee (i) the option shall become exercisable, on the date of such termination, as to 50% of any Optioned Shares as to which the option is not exercisable at the time of such termination and shall remain exercisable, as to such 50% of the Optioned Shares, and as to any other Optioned Shares as to which the option is exercisable at the time of such termination, until the earlier of (A) the expiration of the term of the option and (B) the expiration of the period of five years following such termination and (ii) the option shall terminate as to the remaining 50% of Optioned Shares as to which the option is not exercisable at the time of such termination.

          (e) In the event that, during the term of an option, the employment of the Optionee by the Company and its subsidiaries shall be terminated for Cause, the option shall remain exercisable, as to all Optioned Shares as to which it is exercisable at the time of such termination, until the expiration of the period of sixty days following such termination; provided, however, that the option shall in no event be exercisable after the expiration of the term thereof.

          (f) In the event that, during the term of an option, the employment of the Optionee by the Company and its subsidiaries shall be terminated under circumstances other than those to which paragraph 5(d) or paragraph 5(e) apply, the option shall remain exercisable until the earlier of (A) the expiration of the term of the option and (B) the expiration of the period of five years following such termination.

          (g) Options granted pursuant to the 1988 Plan shall not be treated as incentive stock options under the Internal Revenue Code.


6.  RECAPITALIZATIONS, ETC.

     Notwithstanding any other provision of the 1988 Plan, in the event of any change in the outstanding common stock of the Company by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares or the like, the aggregate number and class of shares for which options may be granted under the 1988 Plan, the number and class of shares subject to each outstanding option and the option prices may be appropriately adjusted by the Committee, whose determination shall be conclusive. No fractional shares shall be issued under the 1988 Plan and any fractional shares resulting from computations pursuant to this Article 6 shall be eliminated from the option.


7.  INDEMNIFICATION OF COMMITTEE.

     In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with an appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the 1988 Plan or any option granted thereunder and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties, provided that within sixty days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

8.  AMENDMENT AND TERMINATION OF THE 1988 PLAN.

     Unless the 1988 Plan shall theretofore have been terminated as hereinafter provided, the 1988 Plan shall terminate on May 3, 1998 and no option shall be granted under it thereafter. The Board of Directors of the Company may, at any time, suspend or terminate the 1988 Plan or make such changes in or additions to it as the Board of Directors deems advisable; provided, however, that except as provided in Article 6 hereof, the Board of Directors may not, without further approval by a majority vote of the outstanding shares of common stock of the Company (a) materially increase the benefits accruing to participants under the 1988 Plan, (b) materially increase the number of shares for which options may be granted under the 1988 Plan, (c) materially modify the requirements as to eligibility for participation in the 1988 Plan or (d) remove the administration of the 1988 Plan from the Committee or render eligible for membership on the Committee any person who is ineligible under the third sentence of the first paragraph of Article 2 hereof.

9.  NO OBLIGATION TO EXERCISE OPTION.

     The granting of an option shall impose no obligation upon the Optionee to exercise such option or right.

10.  DEFINITIONS.

     As used herein, the following terms shall have the meanings specified below:

          (a) The Optionee will be deemed to be engaging in a "COMPETING ACTIVITY" if he is

               (i) a director of a corporation, or a member of a partnership, or a trustee of a business trust, or an officer, employee, representative or agent of, or a consultant to, a corporation, partnership, business trust or other entity or organization engaged in a Competing Business (as defined below); or

               (ii) a direct or indirect investor in a Competing Business and the investment (whether made by loan, advance, contribution to capital, purchase of stock or otherwise) constitutes more than 10% of
          (A) the total capital of such business, (B) the equity capital of such business or (C) the voting power for the election of the Board of Directors or other governing body of such business.

          (b) A business is a "COMPETING BUSINESS" at any time if at such time it is engaging in a business activity which is, at such time, being conducted by the Company, or by a subsidiary of the Company, or a company controlled by the Company or a subsidiary or subsidiaries of the Company and in or for the conduct of which the Optionee is or was involved or bore responsibility as an employee of the Company or a subsidiary of the Company.

          (c)  "DISABILITY" shall be deemed to exist if:

               (i) by reason of mental or physical illness the Optionee has not performed his duties for a period of six consecutive months; and

               (ii) the Optionee does not return to the performance of his duties within thirty days after written notice is given by the Company of its intention to terminate the Optionee's employment by reason of such disability.

          (d) "INVOLUNTARY TERMINATION" shall mean a termination of the employment of the Optionee by the Company for any reason other than Cause (as hereinafter defined).

          (e) "CAUSE" shall be deemed to exist if a majority of the members of the Board of Directors of the Company determine that the Optionee has:

               (i) caused substantial harm to the Company with intent to do so or as a result of gross negligence in the performance of his duties;

              (ii)  not made a good faith effort to carry out his duties;

             (iii) wrongfully and substantially enriched himself at the expense of the Company; or

              (iv)  been convicted of a felony.

          (f) "OPTIONEE" shall mean a person to whom an option is granted pursuant to the 1988 Plan.

          (g) "OPTIONED SHARES" shall mean shares of stock to which an option granted pursuant to the 1988 Plan pertains.

          (h) "PERMITTED TRANSFEREE" of any Optionee shall mean any child or grandchild of such Optionee, or any trust for the benefit of such child or grandchild.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY STOCKHOLDER PROPOSAL


PROPOSALS OF THE BOARD OF DIRECTORS                               For All
1. Election of Directors,                      For    Withheld     Except
   (Nominees listed on reverse side).          / /       / /        / /

                                               ---------------------------
                                                  NOMINEE(S) EXCEPTIONS

2. Approval of an amendment to the             For     Against    Abstain
   Company's 1988 Stock Option Plan            / /       / /        / /

STOCKHOLDER PROPOSAL
3. Approval of proposed to limit               For     Against    Abstain
   employee compensation if                    / /       / /        / /
   the dividend on Common Stock
   is reduced.

OTHER MATTERS
4. Approval of auditors.                       For     Against    Abstain
                                               / /       / /        / /

5. In their discretion upon other
   matters that may properly come
   before this meeting.



This proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Dated_________________________________ , 1995
_____________________________________________
_____________________________________________
     Signature(s) of Stockholder(s)

PROXY                                                                 PROXY


                        ALBANY INTERNATIONAL CORP.
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 18, 1995

   The undersigned hereby constitutes and appoints J. Spencer Standish, Thomas
R. Beecher, Jr. and Charles B. Buchanan, and each of them, the true and lawful agents and proxies of the undersigned, with full power of substitution in each, to vote, as indicated herein, all of the shares of Common Stock which the undersigned would be entitled to vote if present in person, at the Annual Meeting of Stockholders of ALBANY INTERNATIONAL CORP. to be held at the Company's headquarters, 1373 Broadway, Albany, New York on Thursday, May 18, 1995, at 4:00 p.m. local time, and any adjournment or adjournments thereof, on matters coming before said meeting.

   The shares represented by this proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, the shares will be voted FOR proposals 1, 2 and 4 and AGAINST proposal 3.

      Election of Directors, Nominees: J.Spencer Standish, Francis L. McKone, Thomas R. Beecher, Jr., Charles B. Buchanan, Paul Bancroft III, Allan Stenshamn, Stanley I. Landgraf and Barbara P. Wright


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(CONTINUED ON REVERSE SIDE)